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                                                                  Exhibit 99.8

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Richards, Ralph M. Davisson and Betty R. Fleshman, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement, filed on Form S-11 for Timberland Growth Corporation (File No. 333-48041) ("Registration Statement"), and any registration statement relating to the offering covered by the Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


        Name                         Title                       Date
        ----                         -----                       ----


/s/ Allan F. Trinkwald          Vice President,              May 29, 1998
------------------------    Chief Financial Officer and
    Allan F. Trinkwald            Treasurer
                            (Principal Financial and
                               Accounting Officer)